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                                                            Exhibit 8(b)

                       FUND ACCOUNTING AGREEMENT

      THIS AGREEMENT is made as of the 21st day of October, 1997, by and between UMB BANK, N.A., a national banking association with its principal place of business located at Kansas City, Missouri ("UMB") and each of the Funds which have executed the signature page hereof together with such additional Funds which shall be made parties to this Agreement by the execution of a separate signature page hereto (individually, a "Fund" and collectively, the "Funds").

      W I T N E S S E T H :

      WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, each Fund wishes to retain UMB to provide certain accounting services, and UMB is willing to furnish such services;

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1.    Appointment.  The Funds hereby appoint UMB to provide certain
            -----------
accounting services to the Funds for the period and on the terms set forth in this Agreement. UMB accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 13 of this Agreement.

      2.    Delivery of Documents.  Each Fund has furnished UMB with copies,
            ---------------------
properly certified or authenticated, with all amendments or supplements thereto, of the following documents:

            (a) Certificate of Incorporation (or equivalent document) of the Fund as in effect on the date hereof;
            (b)   By-Laws of the Fund as in effect on the date hereof;
            (c) Resolutions of the Board of Directors of the Fund appointing UMB and approving the form of this Agreement; and
            (d) The Fund's current prospectus and statement of additional information. In addition, each Fund shall promptly furnish UMB with copies of any updates, amendments or supplements to the foregoing documents.

      3.    Authorized Persons. Concurrently with the execution of this
            ------------------
Agreement, each Fund shall deliver to UMB copies of a Resolution of its Board of Directors and all amendments or supplements thereto, properly certified or authenticated, designating certain officers or employees of each such Fund who will have continuing authority to certify to UMB the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, instruction, certificate, instrument or other communication on behalf of each such Fund (collectively, the "Authorized Persons" and individually, an "Authorized Person"). Such Resolutions and certificates may be accepted and relied upon by UMB as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to UMB of a similar Resolution or certificate to the contrary. Upon delivery of a certificate which deletes or does not include the name(s) of a person previously authorized to give Proper Instructions, such person(s) shall no longer be considered an Authorized Person authorized to give Proper Instructions. Unless the certificate specifically requires that the approval of another Authorized Person must first have been obtained, UMB will be under no obligation to inquire into the right of the person giving such Proper Instructions to do so.



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      4.    Proper Instructions.
            -------------------

            (a) Unless otherwise provided in this Agreement, UMB shall act only upon Proper Instructions. Proper Instructions shall mean: (i) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of a Fund by two or more Authorized Persons; (ii) a telephonic or other oral communication from a person UMB reasonably believes to be an Authorized Person; or (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) on behalf of a Fund. Instructions given by facsimile transmission will be considered Proper Instructions if UMB reasonably believes them to have been given by Authorized Persons. Instructions in the form of oral communications shall be confirmed by the Fund by tested telex or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by UMB in reliance upon such oral instructions prior to UMB's receipt of such confirmation. Each Fund authorizes UMB to tape record any and all telephonic or other oral instructions given to UMB by or on behalf of a Fund (including any of its respective officers, directors, employees or agents or any investment manager or subadviser of a Fund or person or entity with similar responsibilities which is authorized to give Proper Instructions on behalf of a Fund to UMB). Proper Instructions may be in the form of standing instructions.

            (b) Although UMB may know of the provisions of the Certificates of Incorporation (or equivalent document) and By-Laws of the Funds, UMB may assume that any Proper Instructions received hereunder are not in any way inconsistent with any provisions of such Certificates of Incorporation (or equivalent document) or By-Laws or any vote, resolution or proceeding of the Funds' shareholders, or of the Boards of Directors or of any committees thereof. UMB shall be entitled to rely upon any Proper Instructions actually received by it pursuant to this Agreement.

      5.    Services on a Continuing Basis.
            -------------------------------

            (a) With respect to each Fund, UMB will perform the following accounting functions on a daily basis:

                  (1) Journalize the Fund's investment, capital share and income and expense activities;

                  (2) Verify investment buy/sell trade tickets received from the Fund's investment subadviser or from the Fund, as the case might be, and transmit trades to the Fund's custodian for proper settlement;

                  (3) Maintain individual ledgers for investment securities;
                  (4)   Maintain historical tax lots for each security;

                  (5) Reconcile cash and investment balances of the Fund with the Fund's custodian, and provide the Fund's investment subadviser with the beginning cash balance available for investment purposes;

                  (6) Update the cash availability throughout the day as required by the Fund's investment subadviser;

                  (7) Post to and prepare the Fund's Statement of Assets and Liabilities and the Statement of Operations;

                  (8) Calculate various contractual expenses (e.g., advisory, subadvisory, administrative, transfer agency and custody fees);

                  (9)   Calculate capital gains and losses;

                  (10)  Determine the Fund's net income;

                  (11) Obtain security market quotes from services approved by the Fund's investment subadviser, or if such quotes are unavailable, then obtain such prices from the Fund's investment subadviser, and in either case calculate the market value of the Fund's investments;

                  (12) Value the assets of the Fund, including the valuation of the Fund's commitments to acquire mortgage-backed securities secured by Qualified Mortgage Loans (as defined in the Fund's current registration statement) and originated through the ProLoan program according to the formula set forth on Appendix C attached hereto, and compute the net asset value per share of the Fund at such times and dates and in the manner specified in the Fund's then currently effective prospectus and statement of additional information. The Fund's Manager, Capital Mortgage Management, Inc., will provide UMB with the price at which the Fund committed to acquire the outstanding mortgage-backed securities, the dollar amount of the outstanding commitments and the weighted average coupon rate of those commitments by no later than 3:00 p.m. Eastern standard each business day.

                  (13) Monitor the expense accruals and notify Fund management of any proposed adjustments; and

                  (14) Receive and act on notices, instructions, certificates, instruments or other communication from a Fund's shareholder servicing agent and/or transfer agents.

            (b) In addition to the accounting services described in the foregoing Paragraph 5(a), UMB will:

                  (1) Prepare monthly financial statements, which will include the following items:
                  Statement of Investments
                  Statement of Assets and Liabilities
                  Statement of Operations
                  Statement of Changes in Net Assets
                  Cash Statement
                  Schedule of Capital Gains and Losses; and

                  (2) At the reasonable request of the Fund, assist in the preparation of various reports or other financial documents required by federal, state and other appropriate laws and regulations.

      6.    Records. With respect to each Fund, UMB shall keep all books and
            -------
records with respect to the Fund's books of account as requested to be maintained under this Agreement. The books and records pertaining to the Funds which are in the possession of UMB shall be the property of the Funds. The Funds, or the Funds' authorized representatives, shall have access to such books and records at all times during UMB's normal business hours. Upon the reasonable request of a Fund, copies of any such books and records shall be provided by UMB to the Fund or the Fund's authorized representative at the Fund's expense.



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      7.    Liaison with Accountants. UMB shall act as liaison with the
            ------------------------
Funds' independent public accountants and shall provide account analyses, fiscal year summaries, and other audit related schedules.

      8.    Confidentiality. UMB agrees on behalf of itself and its employees
            ---------------
to treat confidentially and as proprietary information of the Funds all records and other information relative to the Funds and their prior, present or potential shareholders, and not to use such records and information for any purpose other then performance of its responsibilities and duties hereunder, except, (1) after notification to and approval by a Fund, which approval shall not be unreasonably withheld and may not be withheld where UMB may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities; (2) when so requested by a Fund; or (3) where otherwise permitted by law.

      9.    Equipment Failures.  In the event of equipment failures, UMB
            ------------------
shall, at no additional expense to the Funds, take reasonable steps to minimize service interruptions.

      10.   Right to Receive Advice.
            -----------------------

            (a)   Advice of Funds. If UMB shall be in doubt as to any action
                  ---------------
to be taken or omitted by it, it may request, and shall promptly receive, from the relevant Fund or Funds directions or advice, including Proper Instructions where appropriate.

            (b)   Advice of Counsel. If UMB shall be in doubt as to any
                  -----------------
question of law involved in any action to be taken or omitted by UMB, it may request advice from counsel of its own choosing but subject to approval by the Funds (such approval shall not unreasonably be withheld).

            (c)   Conflicting Advice. In case of conflict between directions,
                 -------------------
advice or Proper Instructions received by UMB pursuant to subsection (a) of this paragraph and advice received by UMB pursuant to subsection (b) of this paragraph, UMB shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

            (d)   Protection of UMB. UMB shall be protected in any action or
                  -----------------
inaction which it takes in reliance on any directions, advice or Proper Instructions received pursuant to subsections (a) or (b) of this paragraph which UMB, after receipt of any such directions, advice or Proper Instructions, believes to be consistent with such directions, advice or Proper Instructions, as the case may be. However, nothing in this paragraph shall be construed as imposing upon UMB any obligation (i) to seek such directions, advice or Proper Instructions, or (ii) to act in accordance with such directions, advice or Proper Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to UMB's properly taking or omitting to take such action. Nothing in this subsection shall excuse UMB when an action or omission on the part of UMB constitutes willful misfeasance, bad faith, negligence or reckless disregard by UMB of its duties under this Agreement.

      11.   Compliance with Governmental Rules and Regulations.  Each Fund
            --------------------------------------------------
assumes full responsibility for ensuring that the Fund complies with its investment objectives, policies and limitations. Each Fund further assumes full responsibility for ensuring that the Fund complies with all applicable requirements of the Securities Act of 1933 ("1933 Act"), the Securities Exchange Act of 1934 ("1934 Act"), the 1940 Act, the Commodities Exchange Act, Subchapter M of the Internal Revenue Code of 1986, as amended, and all regulations thereunder, and any laws, rules and regulations of governmental authorities having jurisdiction.



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      12.   Notices. Instructions, Certificates, Instruments or other
            ---------------------------------------------------------
Communications. With respect to any notices, instructions, certificates, instruments or other communications from a Fund's custodian, UMB shall be authorized to rely and act upon its own internal sources of communication for so long as UMB is also serving as custodian for such Fund. With respect to any notices, instructions, certificates, instruments or other communications from a Fund, any investment manager, subadviser, shareholder servicing agent or transfer agent for a Fund, any custodian other than UMB, or any other source, UMB shall be entitled to rely and act upon any such notices, instructions, certificates, instruments or other communications it reasonably believes to be genuine.

      13.   Fees and Expenses.
            -----------------

            (a) As compensation for the services rendered by UMB during the term of this Agreement, each of the Funds will pay to UMB a fee, as specified in the Fee Schedule, attached hereto as Appendix A to this Agreement, as may be revised from time to time in writing by the Funds and UMB.

            (b) In addition to the fees paid pursuant to the Fee Schedule, the Funds agree to reimburse UMB for its cash disbursements, expenses or charges in connection with the Agreement as previously authorized by the Fund(s) (excluding salaries and usual overhead expenses).

            (c) UMB will, on a timely basis, bill each Fund separately with respect to fees and all amounts for which UMB is to be reimbursed. Each Fund will promptly pay to UMB the amount of such billing.

            (d) UMB in its sole discretion may from time to time employ or associate with itself such person or persons as UMB may believe to be particularly suited to assist it in performing services under this Agreement. The compensation of such person or persons shall be paid by UMB and no obligation shall be incurred on behalf of any Fund.

      14.   Responsibility of UMB. UMB shall be under no duty to take any
            ---------------------
action on behalf of the Funds except as specifically set forth herein or as may be specifically agreed to by UMB in writing. UMB shall not be liable for any error in judgment or mistake at law for any loss suffered by the Funds in connection with any matters to which this Agreement relates, but nothing herein contained shall be construed to protect UMB against any liability by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Without limiting the generality of the foregoing or of any other provision of this Agreement, UMB, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any Proper Instruction, notice, certificate, instrument or other communication from either a Fund or other source which conforms to the applicable requirements of this Agreement, and which UMB reasonably believes to be genuine; (b) prices obtained in the manner set forth in paragraphs 5(a)(11); or (c) delays or errors or loss of data occurring by reason of circumstances beyond UMB's control, including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, earthquakes, mechanical breakdowns (except as provided in paragraph 9), flood or catastrophe, act of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

      15.   Responsibility of UMB in Computing Net Asset Value. In computing
            --------------------------------------------------
the net asset value per share of the Fund, UMB may rely upon any information furnished to it including, without limitation, information as to (a) accrual of liabilities of the Fund and



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liabilities of the Fund not appearing on the books of account kept by UMB, (b)
the existence, status and proper treatment of reserves, if any, authorized by the Fund, (c) the sources of quotations to be used in computing the net asset value, (d) the fair value to be assigned to any securities or other property for which price quotations are not readily available, and (e) the sources of information with respect to "corporate actions" affecting portfolio securities of the Fund. (Information as to "corporate actions" shall include information as to dividends, distributions, interest payments, prepayments, stock splits, stock dividends, rights offerings, conversions, exchanges, recapitalizations, mergers, redemptions, calls, maturity dates and similar actions, including the tax-dividend and record dates and the amounts or other terms thereof.)

      Notwithstanding any other provisions of this Agreement, including
Section 14, the following provisions shall apply with respect to UMB's computation of the Fund's net asset value: UMB shall be held to the exercise of reasonable care in computing and determining net asset value as provided in paragraph 5(a)(12), but shall not be held accountable or liable for any losses, damages or expenses the Fund or any shareholder or former shareholder of the Fund may suffer or incur arising from or based upon errors or delays in the determination of such net asset value unless such error or delay was due to UMB's negligence or willful misfeasance in the computation and determine of such net asset value. (The parties hereto acknowledge, however, that UMB's causing an error or delay in determination of net asset value may, but does not in and of itself, constitute negligence or willful misfeasance.)

      Without limiting the foregoing, UMB shall not be held accountable or liable to the Fund, any shareholder or former shareholder thereof or any other person for any delays or losses, damages or expenses any of them may suffer or incur resulting from (1) UMB's failure to receive timely and suitable notification concerning quotations, corporate actions or similar matters relating to or affecting portfolio securities of the Fund or (2) any errors in the computation of the net asset value based upon or arising out of quotations or information as to corporate actions if received by UMB from a source which UMB was authorized to rely upon. Nevertheless, UMB will use its best judgment in determining whether to verify through other sources any information it has received as to quotations or corporate actions if UMB has reason to believe that any such information is incorrect.

      16.   Indemnification. The Funds agree to indemnify and hold harmless
            ---------------
UMB and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA, Subchapter M of the Internal Revenue Code and any regulations thereunder, and any state securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which UMB takes or does or omits to take or do in reliance upon any Proper Instruction, notice, certificate, instrument or other communication from a Fund, or from a Fund's custodian, investment manager, subadviser, shareholder servicing agent or transfer agent, which conforms to the applicable requirements of this Agreement provided that neither UMB nor any of its nominees shall be indemnified against any liability to the Funds or to their shareholders (or any expenses incident to such liability) arising out of UMB's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations specifically described in the Agreement.

      17.   Liability for Past Records. UMB shall not have any liability in
            --------------------------
respect of any loss, damage or expense suffered by any Fund, insofar as such loss, damage or expense arises from the performance of UMB in reliance upon records that were maintained for any Fund by entities other than UMB.



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      18.   Duration and Termination. This Agreement shall continue until
            ------------------------
termination by either UMB or a Fund or Funds on sixty days' written notice.

      19.   Notices. Written notices (including but not limited to written
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Proper Instructions) shall be addressed: (a) if hand-delivered to UMB, to the
Securities Administration Department of UMB at its office at 928 Grand Boulevard, Kansas City, Missouri 64106; (b) if to a Fund, at the address of the Fund as listed on Appendix B; or (c) at such other address as shall have been notified to the other party in writing. Notices may be sent by first class mail, in which case it shall be deemed to have been given two days after it is sent, or if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by certified or registered mail, it shall be deemed to have been given on the day it is received. All postage, cable, telex or facsimile sending device charges arising from the sending of a notice hereunder shall be paid by the sender.

      20.   Further Actions.  Each party agrees to perform such further acts
            ---------------
and execute such further documents as are necessary to effectuate the purposes hereof.

      21.   Amendments; Waiver. This Agreement or any part hereof may be
            ------------------
amended, modified or waived only by an instrument in writing signed by both parties hereto.

      22.   Additional Funds. An additional Fund or Funds may become a party
            ----------------
to this Agreement after the date hereof by an instrument in writing to such effect signed by such Fund or Funds and UMB. If this Agreement is terminated as to one or more of the Funds (but less than all of the Funds) or if an additional Fund or Funds shall become a party to this Agreement, there shall be delivered to each party an Appendix B or an amended Appendix B signed by each of the additional Funds (if any) and each of the remaining Funds as well as the Custodian, deleting or adding such Fund or Funds, as the case may be. The termination of this Agreement as to less than all of the Funds shall not affect the obligations of UMB and the remaining Funds hereunder as set forth on the signature page hereto and in Appendix B as revised from time to time.

      23.   Assignment. Neither this Agreement nor any rights or obligations
            ----------
hereunder may be assigned by either party without the written consent of the other party.

      24.   Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

      25.   Miscellaneous. This Agreement embodies the entire agreement and
            -------------
understanding between the parties thereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to Proper Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Missouri and governed by Missouri law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, regulation or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.



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      ATTEST:                                   UMB BANK, N.A.

     /s/ James A. Winkelmann                    By:  /s/ Ralph R. Santoro
----------------------------------                  ---------------------------
    Treasurer                                        Ralph R. Santoro

                                                Title:  Senior Vice President

                                                BUILDERS PROLOAN FUND, INC.

      ATTEST:

                                                By:  /s/ John W. Stewart
                                                   ---------------------------
                                                    John W. Stewart

                                                Title: Director, President
                                                and Secretary

      APPENDIX A

      FUND ACCOUNTING AGREEMENT

      FEE SCHEDULE

Asset-based Fees - US Domestic Portfolios

      To be computed as of month-end on the average monthly net asset value of each portfolio at the annual rate of:

            3.0 basis points on the first $100,000,000 of average net assets;
              plus
            2.0 basis points on the next $250,000,000 of average net assets;
              plus
            1.0 basis point on the next $650,000,000 of average net assets;
              plus
            0.5 basis point on average net assets in excess of
              $1,000,000,000;
                  subject to an annual minimum of $24,000.

Out-of-Pocket Expenses

      Includes, but is not limited to, security pricing charges, telecommunication line and equipment charges, portfolio recalculations, and special programming requests.

      Fees for services not contemplated by this schedule shall be negotiated on a case-by-case basis.



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      APPENDIX B

      FUND ACCOUNTING AGREEMENT

      The following open-end management investment companies ("Funds") are hereby made parties to the Fund Accounting Agreement dated -----------------, 1997, with UMB Bank, N.A. ("UMB"), and agree to be bound by all the terms and conditions contained in said Agreement:

ATTEST:                             Builders Proloan Fund, Inc.
                                          (Name of Fund)
                                    By:
                                           John W. Stewart
                                    Title: President
                                    Address:  222 S. Central Ave., Suite 300
                                              St. Louis, Missouri 63105

ATTEST:                             UMB BANK, N.A.

                                    By:

                                    Title:

      APPENDIX C

      VALUATION METHOD
      FOR
      PROLOAN QUALIFIED MORTGAGE LOAN COMMITMENTS


      Commitments to acquire mortgage-backed securities secured by ProLoan Qualified Mortgage Loans ("QMLs") entered into by the Builders ProLoan Fund, Inc. ("Fund") shall be valued at an amount equal to the principal amount of the underlying QMLs multiplied by any positive difference between the price at which the Fund committed to acquire the mortgage-backed securities and the six-month forward to-be-announced ("TBA") price of Fannie Mae mortgage-backed securities with a one-half percent (1/2%) coupon rate increment nearest to, but not greater than, the weighted average yield for all such QMLs, minus 0.625% (the approximate amount that would be spent by the Fund for servicing, guarantee fees and securitization costs had such QMLs been securitized).

      The Custodian will value the Fund's commitments to acquire ProLoan mortgage-backed securities at the above price, as long as this price is considered by the Fund's Manager, Capital Mortgage Management, Inc., to be no more than the fair market value of the commitments. The Manager will notify the Custodian promptly if it considers the above price to represent more than the fair market value of the commitments.